FOR IMMEDIATE RELEASE

NATURE’S SUNSHINE PRODUCTS REPORTS FIRST QUARTER 2017 FINANCIAL RESULTS

•	First quarter net sales of $83.1 million was up 0.8% year-over-year

•	Net income of $2.2 million from continuing operations attributable to common shareholders, or $0.11 per diluted common share during the first quarter

•	First quarter Adjusted EBITDA of $4.3 million

•	Board of Directors suspends quarterly cash dividend

LEHI, Utah, May 10, 2017 - Nature’s Sunshine Products, Inc. (NASDAQ: NATR), a leading natural health and wellness company engaged in the manufacture and direct selling of nutritional and personal care products, today reported its financial results for the first quarter ended March 31, 2017.

First Quarter 2017 Financial Highlights

•
Net sales of $83.1 million increased 0.8% compared to $82.4 million in the first quarter of 2016. On a local currency basis, net sales increased 0.4% as compared to the first quarter of 2016. NSP Russia, Central and Eastern Europe delivered 19.8% growth (20.2% in local currency) in net sales as compared to the first quarter of 2016. The quarter included net sales of $2.7 million related to China pre-opening product sales through Hong Kong. Net sales were positively impacted by $0.4 million of favorable foreign currency exchange rate fluctuations, offset by a $2.9 million decline in local currency net sales in the Synergy Worldwide segment.

•
Net income from continuing operations attributable to common shareholders was $2.2 million, or $0.11 per diluted common share, compared to net income from continuing operations of $2.1 million, or $0.11 per diluted common share, in the first quarter of 2016.

•	The Company's net loss in China attributable to common shareholders was approximately $0.08 per diluted share.

•
Adjusted EBITDA was $4.3 million, compared to $4.2 million in the first quarter of 2016. Adjusted EBITDA, which is a non-GAAP financial measure, is defined here as net income/loss from continuing operations before income taxes, depreciation, amortization, share-based compensation expense and other income/loss.

Management Commentary

“First quarter revenue was up modestly year-over-year, as resurgent growth in NSP Russia, Central and Eastern Europe helped to offset unanticipated weakness in Synergy Asia driven by economy-related challenges in South Korea” commented Gregory L. Probert, Chairman and Chief Executive Officer. “The pre-tax earnings decline versus the prior year reflects the continued costs associated with infrastructure built in anticipation of a potential market opportunity in China that remains dependent upon completion of the regulatory process. As we progress through 2017, beginning in the second quarter we are actively implementing the Oracle ERP Program. The implementation may cause near-term disruptions to operations and may negatively impact revenues and profitability in future periods. We continue to closely manage our investments in China, as we remain strategically focused on the long-term.”

First Quarter 2017 Regional Sales by Operating Segment

	Net Sales by Operating Segment
	Three Months Ended March 31, 2017	Three Months Ended March 31, 2016	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
NSP Americas:
NSP North America	$38,046	$38,306	0.7%	$104	(1.0)%
NSP Latin America	6,599	6,877	(4.0)%	(71)	(3.0)%
	44,645	45,183	(1.2)%	33	(1.3)%

NSP Russia, Central and Eastern Europe	$7,607	$6,352	19.8%	$(28)	20.2%

Synergy WorldWide:
Synergy Asia Pacific	$18,781	$20,816	(9.8)%	$558	(12.5)%
Synergy Europe	5,925	6,257	(5.3)%	(211)	(1.9)%
Synergy North America	2,607	2,775	(6.1)%	—	(6.1)%
	27,313	29,848	(8.5)%	347	(9.7)%

China and New Markets	$3,533	$1,019	246.7%	$—	246.7%

	$83,098	$82,402	0.8%	$352	0.4%

Active Distributors and Customers by Segment (1)

	2017		2016
	Distributors & Customers	Managers	Distributors & Customers	Managers
NSP Americas	123,500	7,300	133,800	7,300
NSP Russia, Central and Eastern Europe	64,700	3,100	65,200	2,800
Synergy WorldWide	46,100	4,500	54,400	3,700
China and New Markets	1,900	—	—	—
Total	236,200	14,900	253,400	13,800

(1)
Active Distributors and customers include Nature’s Sunshine Products’ independent Distributors and customers who have purchased products directly from the Company for resale and/or personal consumption during the previous three months ended as of the date indicated. Total Manager, Distributors and Customers, which includes those who have made a purchase in the last twelve months, was 539,000 as of March 31, 2017.

Cash Flow and Balance Sheet Highlights

•	Net cash provided by operating activities was $0.8 million for the quarter ended March 31, 2017, as compared to $2.9 million provided by operating activities for the quarter ended March 31, 2016.

•	Total assets on March 31, 2017 were $210.7 million, compared to $205.6 million on March 31, 2016.

Suspends Quarterly Dividend

The Board of Directors has elected to suspend the Company’s distribution of quarterly dividends. The suspension will support the Company’s objective to continue strategic investments in China, among other uses The Board of Directors will periodically evaluate the Company’s dividend policy in the future.

Conference Call

Nature’s Sunshine Products will host a conference call to discuss its first quarter 2017 results on May 10, 2017 at 5:30 PM Eastern Time. The toll-free dial-in number for callers in the U.S. and Canada is 1-877-423-9813, conference ID: 13661600. International callers can dial 1-201-689-8573, conference ID: 13661600. A replay will be available beginning that same day at 8:30 PM Eastern Time through May 24, 2017 at 11:59 PM Eastern Time by dialing 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (International), replay PIN: 13661600. The call will also be webcast live and will be available on the Investors section of Nature’s Sunshine Products’ website at www.naturessunshine.com for 90 days.

About Nature’s Sunshine Products

Nature’s Sunshine Products (NASDAQ: NATR), a leading natural health and wellness company, markets and distributes nutritional and personal care products through a global direct sales force of approximately 539,000 independent Managers, Distributors and customers in more than 40 countries. Nature’s Sunshine manufactures most of its products through its own state-of-the-art facilities to ensure its products continue to set the standard for the highest quality, safety and efficacy on the market today. The Company has four reportable business segments that are divided based on the characteristics of their Distributor base, similarities in compensation plans, as well as the internal organization of NSP’s officers and their responsibilities (NSP Americas; NSP Russia, Central and Eastern Europe; Synergy WorldWide; and China and New Markets). The Company also supports health and wellness for children around the world through its partnership with the Sunshine Heroes Foundation. Additional information about the Company can be obtained at its website,
www.naturessunshine.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to the Company’s objectives, plans and strategies. All statements (other than statements of historical fact) that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, including the following.

•
changes in laws and regulations, or their interpretation, applicable to direct selling or the nutritional supplement industry may prohibit or restrict the Company's ability to sell its products in some markets or require the Company to make changes to its business model in some markets;

•	legal challenges to its direct selling program or to the classification of its independent distributors;

•	complex legal and regulatory requirements in China, including the failure to obtain the necessary approvals and licenses to engage in direct sales activities in China;

•	extensive government regulations to which its products, business practices and manufacturing activities are subject;

•	the impact of anti-bribery laws, including the U.S. Foreign Corrupt Practices Act;

•	the full implementation of its joint venture for operations in China with Fosun Industrial Co., Ltd.;

•	registration of products for sale in China, or difficulty or increased cost of importing products into China;

•
its business practices in some of the jurisdictions in which it operates, including China and South Korea, may be legal and compliant with local and foreign law, but still draw unwarranted media or regulatory attention;

•	its ability to attract and retain independent distributors;

•	the effect of fluctuating foreign exchange rates;

•	negative consequences resulting from difficult economic conditions, including the availability of liquidity or the willingness of its customers to purchase products;

•	geopolitical issues and conflicts;

•	restrictions on the repatriation of money;

•	uncertainties relating to the application of transfer pricing, duties, value-added taxes, and other tax regulations, and changes thereto;

•	changes in tax laws, treaties or regulations, or their interpretation;

•	taxation relating to its independent distributors;

•	high levels of inflation in one or more of the countries in which the Company operates;

•	cyber security threats and exposure to data loss;

•	reliance on information technology infrastructure;

•	liabilities and obligations arising from improper activity by its agents, employees or independent distributors;

•	its relationship with, and its inability to influence the actions of, its independent distributors, and other third parties with whom it does business;

•	its reliance upon, or the loss or departure of any member of, its senior management team;

•	challenges in managing rapid growth in China;

•	the slowing of the Chinese economy;

•	negative effects from its independent distributor promotions or compensation plans;

•	risks associated with the manufacturing of the Company's products;

•	availability and integrity of raw materials;

•	obsolescence of product inventory;

•	changing consumer preferences and demands;

•	the competitive nature of its business and the nutritional supplement industry;

•	negative publicity related to its products, ingredients, or direct selling organization and the nutritional supplement industry;

•	product liability claims;

•	the sufficiency of trademarks and other intellectual property rights; and

•	reliance on third-parties to distribute its products and provide support services to independent distributors.

These and other risks and uncertainties that could cause actual results to differ from predicted results are more fully detailed under the caption “Risk Factors” in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports filed on Forms 10-Q.

All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in or incorporated by reference into this press release. Except as is required by law, the Company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this press release.

Non-GAAP Financial Measures

The Company has included information which has not been prepared in accordance with generally accepted accounting principles (GAAP), such as information concerning Adjusted EBITDA and net sales excluding the impact of foreign currency exchange fluctuations. Management utilizes the non-GAAP measure Adjusted EBITDA in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to fund its business. This non-GAAP financial measure should not be considered as an alternative to, or more meaningful than, U.S. GAAP net income as an indicator of the Company’s operating performance. Moreover, Adjusted EBITDA, as presented by the Company, may not be comparable to similarly titled measures reported by other companies.

In addition, the Company believes presenting the impact of foreign currency fluctuations is useful to investors because it allows a more meaningful comparison of net sales of its foreign operations from period to period. Net sales excluding the impact of foreign currency fluctuations should not be considered in isolation or as an alternative to net sales in U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of Nature’s Sunshine Products’ performance in relation to other companies. The Company has included a reconciliation of Adjusted EBITDA to net income, the most comparable GAAP measure, in the attached financial tables.

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share information)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Net sales	$83,098	$82,402
Cost of sales	(21,728)	(22,020)
Gross profit	61,370	60,382

Operating expenses:
Volume incentives	28,983	29,877
Selling, general and administrative	30,336	28,385
Operating income	2,051	2,120
Other income, net	1,275	1,559
Income before provision for income taxes	3,326	3,679
Provision for income taxes	1,463	1,890
Net income	1,863	1,789
Net loss attributable to noncontrolling interests	(297)	(280)
Net income attributable to common shareholders	$2,160	$2,069

Basic and diluted net income per common share

Basic earnings per share attributable to common shareholders	$0.11	$0.11

Diluted earnings per share attributable to common shareholders	$0.11	$0.11

Weighted average basic common shares outstanding	18,845	18,694
Weighted average diluted common shares outstanding	19,260	19,130

Dividends declared per common share	$0.10	$0.10

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$33,060	$32,284
Accounts receivable, net of allowance for doubtful accounts of $181 and $205, respectively	8,770	7,738
Investments available for sale	1,776	1,776
Assets held for sale	—	521
Inventories	49,287	47,597
Prepaid expenses and other	4,825	4,585
Total current assets	97,718	94,501

Property, plant and equipment, net	74,733	73,272
Investment securities - trading	1,674	1,391
Intangible assets, net	1,014	976
Deferred income tax assets	21,380	21,590
Other assets	14,221	13,840
	$210,740	$205,570

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$5,784	$5,305
Accrued volume incentives and service fees	18,953	16,264
Accrued liabilities	21,214	24,400
Deferred revenue	3,965	3,672
Revolving credit facility	13,260	9,919
Income taxes payable	3,508	3,475
Total current liabilities	66,684	63,035

Liability related to unrecognized tax benefits	6,822	6,755
Deferred compensation payable	1,674	1,391
Other liabilities	2,004	1,991
Total liabilities	77,184	73,172

Shareholders’ equity:
Common stock, no par value, 50,000 shares authorized, 18,863 and 18,757 shares issued and outstanding, respectively	129,920	129,654
Retained earnings	12,992	12,718
Noncontrolling interests	989	1,286
Accumulated other comprehensive loss	(10,345)	(11,260)
Total shareholders’ equity	133,556	132,398
	$210,740	$205,570

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,863	$1,789
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	(22)	62
Depreciation and amortization	1,451	1,170
Share-based compensation expense	778	882
Loss on sale of property and equipment	(16)	68
Deferred income taxes	263	589
Purchase of trading investment securities	(266)	(177)
Proceeds from sale of trading investment securities	33	29
Realized and unrealized losses on investments	(49)	(25)
Foreign exchange gains	(1,303)	(913)
Changes in assets and liabilities:
Accounts receivable	(926)	(432)
Inventories	(850)	(2,695)
Prepaid expenses and other current assets	(186)	(107)
Other assets	88	(792)
Accounts payable	346	2,607
Accrued volume incentives and service fees	2,471	2,152
Accrued liabilities	(3,466)	(3,433)
Deferred revenue	293	2,331
Income taxes payable	(70)	(364)
Liability related to unrecognized tax benefits	59	(34)
Deferred compensation payable	283	155
Net cash provided by operating activities	774	2,862
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(2,711)	(1,312)
Proceeds from sale of property, plant and equipment	522	14
Net cash used in investing activities	(2,189)	(1,298)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of cash dividends	(1,886)	(1,872)
Net borrowings on revolving credit facility	3,341	4,835
Net proceeds from the exercise of stock options	—	59
Payment of withholding taxes related to the vesting of restricted stock units	(512)	(169)
Net cash provided by financing activities	943	2,853
Effect of exchange rates on cash and cash equivalents	1,248	596
Net increase in cash and cash equivalents	776	5,013
Cash and cash equivalents at the beginning of the period	32,284	41,420
Cash and cash equivalents at the end of the period	$33,060	$46,433

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2017	2016

Net income	$1,863	$1,789
Adjustments:
Depreciation and amortization	1,451	1,170
Share-based compensation expense	778	882
Other income, net*	(1,275)	(1,559)
Provision for income taxes	1,463	1,890
Adjusted EBITDA	$4,280	$4,172

* Other income, net is primarily comprised of foreign exchange gains (losses), interest income, and interest expense.

Contact:

Scott Van Winkle
Managing Director, ICR
(617) 956-6736
scott.vanwinkle@icrinc.com